The undersigned does hereby make, constitute and appoint Honor Winks, Mark Goetz or Joe Ahr as the undersigned's true and lawful agents and attorneys in fact (each hereinafter referred to as an

Attorney) to act either together or alone in the name and on behalf of the undersigned for and with respect to the matters hereinafter described.

Each Attorney shall have the power and authority to prepare, execute and deliver Statements of Changes of Beneficial Ownership of Securities on Form 3,

Form 4 or Form 5 (or such other forms as may be designated from time-to-time by the Securities and Exchange Commission (the Commission) for such purpose)

or any amendments thereto required to be filed with the Commission under the Securities Exchange Act of 1934 on behalf of the undersigned as a result of the undersigned's transactions in, or changes in beneficial ownership of, equity securities (including derivative securities) of Schweitzer Mauduit International, Inc.

Each Attorney is hereby authorized to execute and deliver all documents, acknowledgments, consents and other agreements and to take such further action as may be necessary or convenient in order to more effectively carry out the intent and purposes of the foregoing.

The Power of Attorney conferred hereby is not delegable by any Attorney.Each Attorney shall serve without compensation for acting in the capacity of agent and attorney in fact hereunder.

The undersigned hereby ratifies, confirms and adopts as the undersigned's own act and deed all action lawfully taken by the Attorneys, or any of them,

pursuant to the power and authority herein granted.

Unless sooner revoked by the undersigned, this Power of Attorney shall be governed by the laws of the State of Georgia, and the power and authority granted herein shall remain in full force and effect until such time as the undersigned is no longer subject to Section 16 and required to file Forms 3, 4 and 5.

IN WITNESS WHEREOF, the undersigned has set his hand this 23rd day of April 2019.

      Signature

      Michael Schmit